UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): February 4, 2004

                       Technology Investment Capital Corp.
             (Exact name of registrant as specified in its charter)

         Maryland                     333-109055                20-0118736
----------------------------         -----------            ------------------
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)           Identification No.)



8 Sound Shore Drive, Suite 215, Greenwich, CT             06830
---------------------------------------------             -----
   (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code     203-661-3122
                                                  -----------------

          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

     The following press release was issued by Technology Investment Capital Corp. on February 4, 2004:


                    TICC ANNOUNCES HIRING OF BRANKO KRMPOTIC
                 AS MANAGING DIRECTOR AND SENIOR CREDIT ANALYST


Greenwich, CT - February 4, 2004 - Technology Investment Capital Corp. (Nasdaq:
TICC) announced today that Branko Krmpotic has been appointed Managing Director and Senior Credit Analyst of TICC's investment advisor, Technology Investment Management, LLC.

Previously, Mr. Krmpotic was a Principal and co-founder of the Bank of New York's Mezzanine Group from 1998 to 2003, and prior to that was a Vice President in the High Yield Group at the Bank of New York. Previously, Mr. Krmpotic was a Vice President in the High Yield Group at NatWest Markets, and began his career in the proprietary high yield trading group at NatWest Plc in New York.

Mr. Krmpotic has an MBA from Baruch College where he was awarded the Vincent De Lorenzo award for highest academic achievement and received undergraduate degrees from New York University and the University of Belgrade, Serbia.

About Technology Investment Capital Corp.
Technology Investment Capital Corp. is a publicly traded specialty finance company, organized as a closed-end, non-diversified investment company that is a business development company under the Investment Company Act of 1940. Companies interested in learning more about TICC's financing opportunities should contact Barry Osherow at (203) 661-9572.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ from the results projected in the forward looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Technology Investment Capital Corp.
                                   -----------------------------------
                                               (Registrant)


                                            /s/ Saul B. Rosenthal
                                   -----------------------------------
                                               (Signature)
Date:  February 4, 2004
                              By:  Saul Rosenthal
                                 -----------------------------

                              Title:  Chief Operating Officer
                                    -------------------------